Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT, dated as of December 15, 2010 (this “Agreement”), is made by and between Prospect Green Management, LLC, a Delaware limited liability company (“Management Subsidiary”) and a subsidiary of Prospect Medical Holdings, Inc. (“PMH”) and Leonard Green & Partners, L.P., a Delaware limited partnership (the “Advisor”).

WHEREAS, as of the date hereof, Ivy Merger Sub Corp, a Delaware corporation (“Merger Sub”) and indirect, wholly owned subsidiary of Ivy Holdings Inc., a Delaware corporation (the “Company”) has merged with and into PMH (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of August 16, 2010, by and among the Company, Merger Sub and PMH (the “Merger Agreement”);

WHEREAS, Management Subsidiary is an Unrestricted Subsidiary (as defined in that certain Indenture, dated as of July 29, 2009, among PMH, certain subsidiaries of PMH and U.S. Bank National Association (the “Indenture”)) of the Company’s recently acquired subsidiary, PMH;

WHEREAS, Management Subsidiary desires to obtain from the Advisor, and the Advisor desires to provide, certain services to Management Subsidiary, the Company and other Advisees (as defined below) on an ongoing basis as provided herein.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1.                                      Retention of Services

1.1                               Investment Banking Services.  Subject to the terms and conditions of this Agreement, Management Subsidiary hereby retains the Advisor, and the Advisor hereby agrees to be retained by Management Subsidiary, to provide investment banking services to Management Subsidiary and any of the Company and its subsidiaries as Management Subsidiary may designate to the Advisor from time to time (collectively “Advisees”) (the “Investment Banking Services”).

1.2                               General Services.  Subject to the terms and conditions of this Agreement, Management Subsidiary hereby retains the Advisor, and the Advisor hereby agrees to be retained by Management Subsidiary, to provide management, consulting and financial planning services to Management Subsidiary and the other Advisees on an ongoing basis in connection with the operation and growth of Management Subsidiary and the other Advisees in the ordinary course of their business during the term of this Agreement (the “General Services”).

1.3                               Major Transaction Services.  Subject to the terms and conditions of this Agreement, Management Subsidiary hereby retains the Advisor, and the Advisor hereby agrees to be retained by Management Subsidiary, to provide financial advisory and investment banking services to the Advisees in connection with major financial transactions that may be undertaken from time to time in the future by Management Subsidiary or the other Advisees (“Major

Transaction Services” and, together with the Investment Banking Services and General Services, the “Services”).

2.                                      Compensation

2.1                               General Services Fee.  In consideration of the General Services, Management Subsidiary shall pay the Advisor (or its designee or designees) an annual fee (the “Annual Fee”) payable in cash equal to $1,000,000 less any costs and expenses charged to Management Subsidiary or any of its Affiliates (as defined in the Merger Agreement) by any third party service provider the Advisor selects or requests to be retained by Management Subsidiary or any of its Affiliates (a) to provide substantially similar services as another third party service provider then retained by Management Subsidiary or any of its Affiliates or (b) to monitor Management Subsidiary’s or any of its Affiliates compliance with applicable legal requirements.  The Annual Fee shall be payable by Management Subsidiary in monthly installments, in arrears, on the first business day of each month, commencing on January 3, 2011, without regard to the amount of services actually performed by the Advisor.

2.2                               Major Transaction Services Fee. Subject to the terms and provisions of Section 9.10 of the Stockholders Agreement dated the date hereof by and among the Company, Green Equity Investors V, L.P., a Delaware limited partnership (“GEI”), Green Equity Investors Side V, L.P., a Delaware limited partnership (“GEI Side”), Samuel Lee, The David and Alexa Topper Family Trust, Mike Heather, Dr. Jeereddi Prasad and the other parties thereto, in consideration of any Major Transaction Services provided by the Advisor from time to time, Management Subsidiary shall pay the Advisor normal and customary fees for services of like kind as agreed by the Advisor and unanimously approved by the Board of Directors of Management Subsidiary, taking into consideration all relevant factors, including, but not limited to, the complexity of the subject transaction, the time devoted to providing such services and the value of the Advisor’s investment banking expertise and relationships within the business and financial community.

2.3                               Structuring Fee.  In connection with the services provided for the Company and its subsidiaries in connection with the transactions contemplated by the Merger Agreement, Management Subsidiary shall pay to the Advisor in cash concurrently with the closing of the transactions contemplated by the Merger Agreement a structuring fee of $4,000,000.

2.4                               Expenses.  In addition to the fees to be paid to the Advisor pursuant to this Agreement, Management Subsidiary shall pay to, or on behalf of, the Advisor, promptly when billed, all reasonable and documented out-of-pocket expenses incurred by the Advisor (or submitted by the Advisor on behalf of other persons that incurred such expenses) in connection with the Services rendered pursuant to this Agreement, such expenses not to exceed $50,000 per annum.  Such expenses shall include, among other things, travel expenses (including all airplane travel expenses), messenger and duplicating services, telephone and facsimile expenses and other customary expenditures, but shall not include the fees and disbursements of counsel, accountants or other advisors or any word processing charges.  Notwithstanding anything to the contrary contained herein, Management Subsidiary shall accrue but not pay the Annual Fee if and for so long as and to the extent that the Advisor instructs Management Subsidiary not to pay all or any portion of the Annual Fee during any fiscal year, or portion thereof.

3.                                      Term

3.1                               Termination.  This Agreement shall terminate on the tenth anniversary of the date of this Agreement; provided, however, that on each anniversary of the date of this Agreement, the term of this Agreement shall be extended automatically for one additional year, unless at least three months prior to such anniversary the Advisor or Management Subsidiary have delivered to the other party written notice of its desire not to extend the term of this Agreement.

3.2                               Survival of Certain Obligations.  Notwithstanding any other provision of this Agreement, the obligations of Management Subsidiary to pay amounts due pursuant to Section 2 of this Agreement with respect to periods prior to the termination of this Agreement and the provisions of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement.

4.                                      Decisions/Authority of the Advisor

4.1                               Limitation on the Advisor’s Liability.  Management Subsidiary reserves the right to make all decisions with regard to any matter upon which the Advisor has rendered its advice and consultation, and there shall be no liability to the Advisor for any such advice accepted by Management Subsidiary or any other Advisee.

4.2                               Independent Contractor.  The Advisor shall act solely as an independent contractor and shall have complete charge of its respective personnel engaged in the performance of the Services or any other advice or services contemplated by this Agreement.  As an independent contractor, the Advisor shall have authority only to act as an advisor to Management Subsidiary and the other Advisees and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon any of Management Subsidiary or any of the other Advisees or to obtain or incur any right, obligation or liability on behalf of any of Management Subsidiary or any of the other Advisees.  Nothing contained in this Agreement shall cause the Advisor or any of its partners or members or any of their affiliates, investment managers, investment advisors or partners to be deemed a partner of or joint venturer with Management Subsidiary or any of the other Advisees.

5.                                      Indemnification

5.1                               Indemnification/Reimbursement of Expenses.  Management Subsidiary shall (i) indemnify the Advisor and its partners and members and any of their affiliates, and the partners, directors, officers, employees, agents and controlling persons of the Advisor and its partners and members and any of their respective affiliates (each an “Indemnified Party” and collectively, the “Indemnified Parties”), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Agreement or the engagement of the Advisor pursuant to, and the performance by the Advisor of the Services or any other advice or services contemplated by this Agreement, and (ii) promptly reimburse each Indemnified Party for all reasonable costs and expenses (including reasonable and documented attorneys’ fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf the Company and whether or not resulting in any liability.

5.2                               Limited Liability.  Management Subsidiary shall not be liable under the indemnification contained in Section 5.1 of this Agreement to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Advisor’s gross negligence or willful malfeasance.  Management Subsidiary further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of Management Subsidiary, holders of its securities or its creditors related to or arising out of the engagement of the Advisor pursuant to, or the performance by the Advisor of the Services or any other advice or services contemplated by, this Agreement, except to the extent that any loss, claims, damage, liability, cost or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from the Advisor’s gross negligence or willful malfeasance.

5.3                               No Recourse.  Advisor shall have no recourse against PMH or any of PMH’s Restricted Subsidiaries (as defined in the Indenture) in respect of any obligation of Management Subsidiary under this Agreement.

6.                                      Miscellaneous

6.1                               Assignment.  None of the parties hereto shall assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other parties; provided, however, that, without obtaining such consent, the Advisor may assign this Agreement or its rights and obligations hereunder to (i) any affiliate of the Advisor; (ii) any investment manager, investment advisor or partner of the Advisor or any principal or beneficial owner of any of the foregoing; or (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is the Advisor or any person identified in clauses (i) or (ii) above.  Subject to the foregoing, this Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue of this Agreement.

6.2                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to principles of conflict of laws.

6.3                               Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any such term, provision, covenant or restriction which may be hereafter declared invalid, illegal, void or unenforceable.

6.4                               Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings with respect to the subject matter of this Agreement prior to the date of this Agreement.

6.5                               Further Assurances.  Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Agreement.  The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

6.6                               Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover reasonable and documented attorneys’ fees in addition to any other available remedy.

6.7                               Headings.  The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning of this Agreement.

6.8                               Amendment and Waiver.  This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may be given, provided that the same are in writing and signed by each of the parties hereto.

6.9                               Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Management Services Agreement as of the date first appearing above.

PROSPECT GREEN MANAGEMENT, LLC

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Chief Executive Officer

LEONARD GREEN & PARTNERS, L.P.
By:	LGP Management, Inc., its General Partner

By:	/s/ John Baumer
Name: John Baumer
Title:

All obligations of Management Subsidiary to the Advisor and the Indemnified Parties hereunder are fully and unconditionally guaranteed by the undersigned.

IVY HOLDINGS INC.

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: President

IVY INTERMEDIATE HOLDING INC.

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: President

[Signature Page to Management Services Agreement]